Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 1999 (except for Note 12 as to which the date is June 11, 1999) appearing in Medix Resources, Inc.'s Annual Report on Form 10-KSB for the year ended December 27, 1998.




                                /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC

March 2, 2000
Denver, Colorado